FIRST AMENDMENT TO CREDIT AGREEMENT

               THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into as of this 12th day of September, 1995 by and among FOREST CITY RENTAL PROPERTIES
CORPORATION, an Ohio corporation ("Borrower"), NATIONAL
CITY BANK, THE HUNTINGTON NATIONAL BANK, COMERICA BANK,
FIRST NATIONAL BANK OF OHIO, and SOCIETY NATIONAL BANK
(collectively the "Banks" and individually a "Bank"), and SOCIETY NATIONAL BANK, as Agent for the Banks (the
"Agent").

                   W I T N E S S E T H:

               WHEREAS, Borrower, the Banks, and the Agent entered into a certain Credit Agreement dated as of July
25, 1994 (the "Credit Agreement"); and

               WHEREAS, Borrower, the Banks, and the Agent desire to make certain amendments to the Credit Agreement on the terms and conditions herein set forth;

               NOW, THEREFORE, it is mutually agreed as follows:

               1. AMENDMENTS.

               (a)  Section 3.02(a) of the Credit Agreement
is hereby amended to read as follows:

               SECTION 3.02.  REVOLVING LOAN COMMITMENTS.
(a)  As used in this Agreement, the "Revolving Loan
Commitment" of each Bank at any time means the several obligations of each Bank to advance, subject to the terms and conditions set forth herein, up to the amount of the Revolving Loan Maximum set forth for such Bank on Exhibit A hereto on a Pro rata basis.

               (b)  The original Exhibit A to the Credit
Agreement shall be superseded and replaced by Exhibit A to this First Amendment to Credit Agreement, attached hereto.

               (c)  Section 7.19(iv) of the Credit
Agreement is hereby amended to read as follows:

               (iv) guarantee(s) by Borrower not permitted under the provisions of Subsections (i) through (iii), inclusive, and/or (v) through (ix), inclusive, of this
Section 7.19 of up to an aggregate principal amount of indebtedness not at any time exceeding an amount equal to
(A) Four Million Five Hundred Thousand Dollars ($4,500,000) minus (B) all amounts subject to guarantee(s) permitted by
Section 9.12(f) of the Guaranty; provided, that no debt service guarantees shall be permitted under this Section
7.19(iv) unless, and only so long as, amounts of indebtedness to which any debt service guarantees apply together with the amounts of indebtedness guaranteed by any other guarantees not permitted by the provisions of Subsections (i) through (iii), inclusive, and/or (v) through (ix), inclusive, of this Section 7.19, do not at any time exceed the amount then permitted to be guaranteed under this Section 7.19 (iv), and that Borrower shall provide a written report to each of the Banks within sixty
(60) days after the end of each quarter-annual fiscal period of Borrower identifying each guarantee of Borrower then outstanding that is not permitted by the provisions of Subsections (i) through (iii), inclusive, and/or (v) through (ix), inclusive, of this Section 7.19;

               (d)  Section 7.19(vii) of the Credit
Agreement is hereby amended to read as follows:

               (vii) any guarantee by Borrower of letters of credit (other than letters issued under Section 3.06 of this Credit Agreement) issued on or after the first anniversary of the Closing Date by any banking institution on behalf of Forest City Residential Development, Inc. or
Parent, or any obligation of Borrower as an applicant under standby letters of credit so long as (a) the aggregate amount of all such outstanding guarantees, plus (b) the aggregate face amount of all such outstanding letters of credit issued on behalf of Borrower, plus (c) the aggregate face amount of all such outstanding letters of credit issued on behalf of or guaranteed by Parent, plus (d) the aggregate face amount of all letters of credit permitted under Section 9.12(g) of Parent's Guaranty of Payment of
Debt issued in connection with this Agreement do not exceed
Ten Million Dollars ($10,000,000); provided, that (1)
Borrower shall not be permitted to guarantee any letter of credit having a face amount in excess of Five Million
Dollars ($5,000,000) and (2) Borrower shall provide a written report to each of the Banks within sixty (60) days after the end of each quarter-annual fiscal period of Borrower identifying each guarantee of Borrower of any letter of credit then outstanding;

               (e)  Section 7.20 of the Credit Agreement is
hereby amended to read as follows:

               SECTION 7.20.  GROSS CASH FLOW.  Borrower
will not suffer or permit (a) its net earnings (loss), excluding the gain on disposition of properties and the provision for decline in real estate, before deducting the noncash charges from rental properties for depreciation and amortization, deferred income taxes and accrued interest on mortgage notes of a rental property which is not payable until future years, plus (b) its corporate interest expense and pass thru debt reimbursement of New York principal payments (its "Gross Cash Flow") for any year to be less than the sum of (i) one hundred fifty percent (150%) until the Termination Date and one hundred twenty-five percent
(125%) after the Termination Date of the aggregate amount of all payments of principal and interest of the Notes due in such year, plus (ii) one hundred percent (100%) of the aggregate amount of principal payments made in such year on all loans secured by real estate mortgages (other than any final principal payment on any loan secured by real estate and the RMS loan).

               2.  DEFINITIONS.  Terms used in this First
Amendment to Credit Agreement that are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

               3.  REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to the Agent and each of the Banks that all of the representations and warranties of the Borrower set forth in Article VIII of the Credit
Agreement are true and correct on and as of the date hereof and that no Event of Default or Possible Default exists on such date.

               4.  NO WAIVER.  The execution and delivery
of this First Amendment of Credit Agreement by the Agent and the Banks shall not constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement as in effect prior to the effectiveness of this First Amendment of Credit Agreement or as amended hereby or waive or release any Event of Default or Possible
Default existing at any time.

               5.  CONDITIONS TO EFFECTIVENESS.  The
amendments to the Credit Agreement herein provided for shall become effective upon the satisfaction of all of the following conditions:

               (a)  The Borrower shall have paid to the
Agent for the Pro rata benefit of the Banks a fee of $50,000 in respect of the increase in the Commitments herein provided for;

               (b)  The Parent shall have executed and
delivered to the Agent and the Banks a First Amendment to Guaranty of Payment of Debt in form and substance satisfactory to the Agent, the Banks, and their respective counsel;

               (c)  New Revolving Loan Notes in the
respective principal amounts of the Revolving Loan Maximum for each Bank shall have been duly executed and delivered by the Borrower to each of the Banks; and

               (d)  The Agent and the Banks shall have
received such opinions of counsel to the Borrower and the Parent, certified copies of resolutions of the boards of directors of the Borrower and the Parent, and such other documents as shall be required by the Agent, the Banks, or their respective counsel to evidence and confirm the due authorization, execution, and delivery of this First
Amendment to Credit Agreement and the new Revolving Loan
Notes by the Borrower and of the First Amendment to Guaranty of Payment of Debt by the Parent.

               6.  CONFIRMATION OF CREDIT AGREEMENT.  The
Borrower, the Agent, and the Banks hereby confirm that the Credit Agreement is in full force and effect on the date hereof, and that, upon the amendments herein provided becoming effective, the Credit Agreement will continue in full force and effect in accordance with its terms, as hereby amended.

               IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this First Amendment to Credit Agreement to be executed and delivered as of the date first above written.


                       FOREST CITY RENTAL PROPERTIES CORPORATION

                       By:    /s/ Thomas G. Smith

                              Thomas G. Smith

                       Title: Assistant Secretary



                       NATIONAL CITY BANK

                       By:    /s/ Anthony J. Dimare

                              Anthony J. Dimare

                       Title: Vice President



                       THE HUNTINGTON NATIONAL BANK

                       By:    /s/ James R. Logan

                              James R. Logan

                       Title: Senior Vice President



                       COMERICA BANK

                       By:    /s/ John D. Price, III

                              John D. Price, III

                       Title: Assistant Vice President



                       FIRST NATIONAL BANK OF OHIO

                       By:    /s/ John F. Neumann

                              John F. Neumann

                       Title: Vice President



                       SOCIETY NATIONAL BANK
                       Individually and as Agent

                       By:    /s/ David F. Cerni

                              David F. Cerni

                       Title: Vice President



                                    EXHIBIT A
Name                  Maximum Amount       Percentage    Revolving Loan Maximum

Society National Bank $52,500,000          37.5          $30,000,000
National City Bank     27,500,000          19.6           15,710,000
The Huntington
     National Bank     20,000,000          14.3           11,430,000
Comerica Bank          20,000,000          14.3           11,430,000
First National Bank
     of Ohio           20,000,000          14.3           11,430,000



                         CONSENT OF GUARANTOR

               FOREST CITY ENTERPRISES, INC., an Ohio corporation and Guarantor under that certain Guaranty of Payment of Debt issued on or about July 25, 1994 to and in favor of Society National Bank, National City Bank, The Huntington National Bank, Comerica Bank, and First National Bank of Ohio in respect of, inter alia., the indebtedness of FOREST CITY RENTAL PROPERTIES CORPORATION under the Credit Agreement referenced in the foregoing First Amendment to Credit Agreement, hereby acknowledges that it consents to the foregoing First Amendment of Credit Agreement and confirms and agrees that its Guaranty of Payment of Debt is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to the foregoing First Amendment to Credit Agreement.

                       FOREST CITY ENTERPRISES, INC.



                       By:    /s/ Thomas G. Smith

                              Thomas G. Smith

                       Title: Senior V.P. - CFO & Secretary